UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
September 21, 2016 (September 16, 2016)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)
707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on May 15, 2016, Breitburn Energy Partners LP (the “Partnership”) and certain of its affiliates (such affiliates, together with the Partnership, the “Debtors”) filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re Breitburn Energy Partners LP, et al.”, Case No. 16-11390.

Key Executive Incentive Program

By order entered on September 16, 2016, the Bankruptcy Court approved the Partnership’s Key Executive Incentive Program. The participants in the Key Executive Incentive Program are the following named executive officers of Breitburn GP LLC, the Partnership’s general partner (“General Partner”): Halbert S. Washburn, Chief Executive Officer; Mark L. Pease, President and Chief Operating Officer; James G. Jackson, Executive Vice President and Chief Financial Officer; and Gregory C. Brown, Executive Vice President, General Counsel and Chief Administrative Officer. This program supersedes the key executive incentive plan (the “Former Program”) previously disclosed in the Partnership’s Current Report on Form 8-K dated April 15, 2016, and, accordingly, no payments will be made under the Former Program.

Pursuant to the terms of the Key Executive Incentive Program, participants will be eligible to receive two cash payments made at the conclusion of the fiscal quarters ending September 30, 2016 (for the performance period covering the second and third quarters of 2016 ending September 30, 2016) and December 31, 2016 (for the performance period covering the fourth quarter of 2016 ending December 31, 2016). Payments are contingent on the Partnership meeting certain performance metrics tied to production and lease operating expense. The performance metrics were approved by the Compensation and Governance Committee of the Board of Directors of the General Partner and are the same basic performance metrics utilized in the Company’s Key Employee Program that covers 111 other key employees and also was approved by the Bankruptcy Court. The performance metrics for the Key Executive Incentive Program will be measured for each performance period, but will be adjusted relative to cumulative performance at the end of 2016. The maximum aggregate amount payable to all participants under the Key Executive Incentive Program is $9,657,180, a 10% reduction of the aggregate award amount provided for in the Former Program.

Participants in the Key Executive Incentive Program must be employed by the Partnership on the scheduled payment dates in order to receive a payment under the program. If a participant voluntarily terminates his employment or is terminated other than for “Good Reason” before April 15, 2017, the participant must repay all amounts net of taxes received under the Key Executive Incentive Program as of such date.

The foregoing description of the Key Executive Incentive Program does not purport to be complete and is qualified in its entirety by reference to the full text of the award agreements, which will be filed as exhibits to a future filing by the Partnership, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: September 21, 2016	By:	/s/ James G. Jackson
James G. Jackson
Executive Vice President and Chief Financial Officer